UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Crown Castle Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CROWN CASTLE ANNOUNCES DATE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Crown Castle Inc. (“Company”) currently expects that the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) will be held on May 22, 2024. The Company will announce the location, time and record date for the 2024 Annual Meeting at a later time.

Important Stockholder Information

The Company intends to file a proxy statement and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2024 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement, and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Participant Information

The Company, its directors, certain of its officers and other employees (as set forth below) are or may be deemed to be “participants” (as defined in Section 14(a) of the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting.

As of February 12, 2024, each of the “participants” set forth below beneficially owned less than 1% of the Company’s common stock. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections entitled “Compensation Discussion and Analysis” and “Director Compensation Table for 2022” of the Company’s proxy statement on Schedule 14A filed on April 3, 2023 on pages 28 and 21 and available here and here, as well as the Company’s Current Reports on Form 8-K filed with the SEC on January 23, 2024 and available here, on December 19, 2023 and available here, on December 6, 2023 and available here, on November 8, 2023 and available here, and on October 18, 2023 and available here. Updated information regarding the identity of potential participants, and their direct or indirect interests (by security holdings or otherwise), will be set forth in the section entitled “Beneficial Ownership of Common Stock” of the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Directors*	Certain Officers and Other Employees*
P. Robert Bartolo (Chair)	Anthony J. Melone (Interim President and Chief Executive Officer)
Cindy Christy	Edward B. Adams, Jr. (Executive Vice President and General Counsel)
Ari Q. Fitzgerald	Edmond Chan (Executive Vice President and Chief Information Officer)
Jason Genrich	Kristoffer Hinson (Vice President – Corporate Finance and Treasurer)
Andrea J. Goldsmith	Michael J. Kavanagh (Executive Vice President and Chief Operating Officer – Towers)
Tammy K. Jones	Philip M. Kelley (Executive Vice President – Corporate Development and Strategy)
Kevin T. Kabat	Christopher D. Levendos (Executive Vice President and Chief Operating Officer – Fiber)
Anthony J. Melone	Daniel K. Schlanger (Executive Vice President and Chief Financial Officer)
Sunit Patel
Bradley E. Singer
Kevin A. Stephens
Matthew Thornton, III

*The business address is 8020 Katy Freeway, Houston, Texas 77024.